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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Banco Santander, S. A. of our report dated April 30, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Banco Santander México, S. A., Institución de Banca Múltiple, Grupo Financiero Santander México's Annual Report on Form 20F for the year ended December 31, 2018. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers, S.C.

PricewaterhouseCoopers, S.C.
Mexico City, Mexico
May 17, 2019

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM